UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2007

POWERSECURE INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12014 (Commission File Number)	84-1169358 (I.R.S Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina (Address of principal executive offices)	27587 (Zip code)
Registrant’s telephone number, including area code: (919) 556-3056
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 23, 2007, PowerSecure International, Inc. (formerly known as Metretek Technologies, Inc.), a Delaware corporation (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) with Citibank, N.A., as the administrative agent (the “Agent”), and the other lenders party thereto (“Lender”), providing for a $25 million senior, first-priority secured revolving and term credit facility (the “Credit Facility”). The Credit Facility is guaranteed by all active subsidiaries of the Company and secured by the assets of the Company and its subsidiaries. The Credit Facility matures on August 23, 2010. The Credit Facility is a refinancing and expansion of the Company’s prior credit facility with First National Bank of Colorado (“FNBC”). The Credit Facility is expected to be used primarily to fund the growth and expansion of PowerSecure, as well as the growth of Southern Flow.
     While the Credit Facility primarily functions as a $25 million revolving line of credit, the Company can carve out up to three term loans, in an aggregate amount of up to $5 million, to fund acquisitions, with each term loan having the tenor and amortization of seven years and maturing on August 23, 2015 (if made before August 23, 2007) or August 23, 2016 (if made on or after August 23, 2008. Any amounts borrowed under any term loans reduce the aggregate amount of the revolving loan available for borrowing.
     Outstanding balances under the Credit Facility bear interest, at the Company’s discretion, at either the London Interbank Offered Rate (“LIBOR”) for the corresponding deposits of U. S. Dollars plus an applicable margin, which is on a sliding scale ranging from 125 basis points to 200 basis points based upon the Company’s leverage ratio, or at the Agent’s alternate base rate of the Agent plus an applicable margin, on a sliding scale ranging from minus 25 basis points to plus 50 basis points based upon the Company’s leverage ratio. The Company’s leverage ratio is the ratio of its funded indebtedness as of a given date to its consolidated earnings before interest, taxes, deprecation and amortization (“EBITDA”) for the four consecutive fiscal quarters ending on such date. The Agent’s alternate base rate is equal to the higher of the Federal Funds Rate as published by the Federal Reserve of New York plus 0.50%, and the Agent’s prime commercial lending rate. As of the date of this Report, the Company had not borrowed any amounts under the Credit Facility.
     The Credit Facility is not subject to any borrowing base computations or limitations, but does contain certain financial covenants that the Company must meet. The Company’s maximum leverage ratio cannot exceed 2.75. The Company’s minimum fixed charge coverage ratio must be in excess of 1.75, where fixed charge coverage ratio is defined as the ratio of the aggregate of the Company’s trailing 12 month consolidated EBITDA plus its lease or rent expense minus its cash taxes, divided by the sum of the Company’s consolidated interest charges plus its lease or rent expenses plus its scheduled principal payments and dividends, computed over the previous period. Also, the Company’s minimum asset coverage must be in excess of 1.25, where asset coverage is defined as the summation of 80% of the book value of accounts receivable plus 60% of the book value of inventory plus 50% of the book value of net fixed assets, divided by total funded debt outstanding less any acquisition term debt. As of August 23, 2007, the Company was in compliance with these financial covenants. The Credit Agreement also contains customary representations and warranties and affirmative and negative covenants, including restrictions with respect to liens, indebtedness, loans and investments, material changes in the Company’s business, asset sales or leases or transfers of assets, restricted payments such as distributions and dividends, mergers or consolidations and transactions with affiliates.
     Upon the sale of any of the assets of the Company or its subsidiaries other than in the ordinary course of business, or the sale of any capital stock or debt of the Company or its subsidiaries, the

Company is required to use the net proceeds thereof to repay any indebtedness then outstanding under the Credit Facility.
     The obligations of the Company under the Credit Facility are secured by guarantees (“Guarantees”) and security agreements (the “Security Agreements”) by each of the Company’s active subsidiaries, including but not limited to PowerSecure, Inc. (“PowerSecure”), PowerSecure’s subsidiaries, Southern Flow Companies, Inc. (“Southern Flow”), Metretek, Incorporated (“Metretek Florida”) and Marcum Gas Transmission, Inc. The Guarantees guaranty all of the obligations of the Company under the Credit Facility, and the Security Agreements grant to the Lenders a first priority security interest in virtually all of the assets of each of the parties to the Credit Agreement.
     The Credit Agreement contains customary events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults, certain bankruptcy or insolvency events, judgment defaults and certain ERISA-related events.
     The foregoing description of the Credit Facility does not purport to be a complete statement of the parties’ rights and obligations under the Credit Facility and is qualified in its entirety by reference to the text of the Credit Agreement, the form of the Security Agreements and the form of the Guaranty, which are attached as exhibits hereto and incorporated herein by this reference.
     A copy of the Company’s press release announcing the Credit Facility is attached hereto as Exhibit 99.1 and incorporated herein by this reference.
Item 1.02 Termination of a Material Definitive Agreement.
     On August 23, 2007, in connection with entering the Credit Agreement described in Item 1.01 above, the Company terminated its credit facility with FNBC (the “FNBC Credit Facility”). The FNBC Credit Facility was a $4.5 million secured revolving line of credit that previously constituted the Company’s primary credit facility and was scheduled to expire on September 1, 2007. The FNBC Credit Facility consisted of a Credit Agreement dated as of September 2, 2005, among the Company, PowerSecure, Southern Flow, Metretek Florida and FNBC, with PowerSecure and Southern Flow as the borrowers. The obligations of PowerSecure and Southern Flow under the Credit Facility were guaranteed by the Company in a Guaranty dated as of September 2, 2005, and secured by first priority security interests in substantially all of the assets of the Company, PowerSecure, Southern Flow and Metretek Florida in Security Agreements dated as of September 2, 2005. The Company did not have any outstanding balance under the FNBC Credit Facility as of the date of termination thereof.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          The information provided above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

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Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
10.1	Credit Agreement, dated as of August 23, 2007, among PowerSecure International, Inc., the financial institutions from time to time parties thereto as lenders, and Citibank, N.A., as administrative agent

10.2	Form of Security Agreement, dated as of August 23, 2007, by each of PowerSecure International, Inc. and its active subsidiaries in favor of Citibank, N.A., as administrative agent, as secured party

10.3	Form of Guaranty, dated as of August 23, 2007, by each active subsidiary of PowerSecure International, Inc. in favor of Citibank, N.A., as administrative agent

99.1	Press Release of PowerSecure International, Inc., issued August 24, 2007, announcing the Citibank credit facility.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.
By:	/s/ Sidney Hinton
Sidney Hinton
President and Chief Executive Officer

Dated: August 24, 2007

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